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EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Belden Inc. of our report dated January 23, 2001, except for note 10 as to which the date is March 1, 2001, included in the 2000 Annual Report to Shareholders of Belden Inc.

We also consent to the incorporation by reference in the Registration Statements (Form S-8) pertaining to the Belden Inc. Employee Stock Purchase Plan (No. 33-66830), the Belden Inc. Long-Term Incentive Plan (No. 33-83154, No. 333-74923, and No. 333-51088), and the Belden Inc. Non-Employee Director Stock Plan (No. 333-11071), of our report dated January 23, 2001, except for note 10 as to which the date is March 1, 2001, with respect to the consolidated financial statements of Belden Inc. incorporated herein by reference in this Annual Report (Form 10-K) for the year ended December 31, 2000.

                                                           /s/ Ernst & Young LLP

St. Louis, Missouri
March 23, 2001